                                                                     EXHIBIT 4.1



                                 THIRD AMENDMENT
                                       TO
         AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT



            THIS THIRD AMENDMENT TO AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of February 20, 1998, (this "Amendment") is between ADVANTA NATIONAL BANK (formerly known as Advanta National Bank USA and prior to that known as Colonial National Bank USA), as Seller and Servicer (the "Bank"), and THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Trustee (the "Trustee") under the Amended and Restated Master Pooling and Servicing Agreement dated as of April 1, 1992, between the Bank, as Seller and Servicer, and the Trustee (as amended and supplemented and in effect from time to time, the "Pooling and Servicing Agreement").


                                    RECITALS

            WHEREAS, pursuant to Section 13.01(a) of the Pooling and Servicing Agreement, the Bank wishes to amend the Pooling and Servicing Agreement as provided herein, and the Trustee is willing to consent to such amendment upon the terms provided for herein.

            NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:

            Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Pooling and Servicing Agreement.


            Section 2. Amendments.


            (a) Amendment to Section 1.01 of the Pooling and Servicing Agreement. The definition of Seller in Section 1.01 of the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:

                  Seller shall mean (a) Colonial or (b) following a Seller Transaction permitted by Section 7.02 or a Conveyance of all of the Accounts permitted by Section 2.11, the successor or assignee of Colonial in such transaction.

Amendment to Section 2.11 of the Pooling and Servicing Agreement. Subsection 2.11(b)(v) of the Pooling and Servicing Agreement is hereby amended in its entirety to read as follows:


                  (v) the Seller will have obtained the consent to the conveyance, as required, of any Enhancement Provider and Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Investor Amount of each Series unless
      (A) the transferee is a member of the Seller's consolidated federal income tax group or (B) the Seller shall deliver an Opinion of Counsel to the effect that the conveyance will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes.

            (c) Amendment to Change Name of the Trust. From and after the effective date hereof every reference in the Pooling and Servicing Agreement and in any certificate or other document made or delivered pursuant hereto to the ADVANTA Credit Card Master Trust shall be deleted and replaced with a reference to the Fleet Credit Card Master Trust and the name of the Trust shall be the Fleet Credit Card Master Trust.


            Section 3. Effectiveness. The amendments provided for by this Amendment shall become effective upon the occurrence of each of the following events:


            (a) The Trustee shall have received an Opinion of Counsel stating that the amendments effected hereby will not adversely affect in any material respect the interests of any Investor Certificateholder.

            (b) The Trustee shall have received written confirmation from each of Moody's and S&P stating that none of the terms of this Amendment will result in the reduction or withdrawal of its current rating of any outstanding Series of Investor Certificates.

            (c) The Bank and the Trustee shall each have received counterparts of this Amendment, duly executed by the Bank and the Trustee.

            Section 4. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

            Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.


            Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, INCLUDING THE UCC AS IN EFFECT IN DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT THE IMMUNITIES AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF ITS TRUSTS UNDER THE POOLING AND SERVICING AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Pooling and Servicing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    ADVANTA NATIONAL BANK,
                                    Seller and Servicer


                                    By:
                                       ---------------------------
                                        Name:
                                        Title:


                                    THE CHASE MANHATTAN BANK,
                                    Trustee



                                    By:
                                       ---------------------------
                                        Name:
                                        Title:










                       [Signature Page for Third Amendment
                       to Pooling and Servicing Agreement]